                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ x ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Bassett Furniture Industries, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                   BASSETT FURNITURE INDUSTRIES, INCORPORATED
                                BASSETT, VIRGINIA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 27, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the "Company"), will be held at the Company's headquarters at 3525 Fairystone Park Highway, Bassett, Virginia, on Tuesday, March 27, 2001, at 1:00 p.m., local time, for the purpose of considering and acting upon the following:

         1. The election of nine Directors.

         2. A proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending November 24, 2001.

         3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on February 15, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

         THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                          By Order of the Board of Directors




                                          Robert H. Spilman, Jr.
                                          Chief Executive Officer and President


Bassett, Virginia
February 23, 2001

                   BASSETT FURNITURE INDUSTRIES, INCORPORATED
                  POST OFFICE BOX 626, BASSETT, VIRGINIA 24055

                                 PROXY STATEMENT

GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the "Company") to be held at the Company's headquarters at 3525 Fairystone Park Highway, Bassett, Virginia, at 1:00 p.m., local time, on Tuesday, March 27, 2001. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about February 23, 2001.

         Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

         Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised, by written request addressed to Barry C. Safrit, Chief Financial Officer, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

         The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

         Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock, par value $5.00 per share, of the Company (the "Common Stock") held by them of record at the close of business on February 15, 2001, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands. The number of shares of Common Stock of the Company outstanding on February 15, 2001 was 11,732,781.

         Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. If a quorum is present, Directors will be elected by a plurality of the votes cast and action on other matters submitted to the stockholders will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.


PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

         At February 15, 2001, the only persons known to the Company to be the beneficial owners of more than 5% of Common Stock of the Company were as follows:

                                          NUMBER OF SHARES
         NAME AND ADDRESS OF                AND NATURE OF            PERCENT OF COMMON
          BENEFICIAL OWNER              BENEFICIAL OWNERSHIP         STOCK OUTSTANDING
-----------------------------           --------------------         -----------------
Bassett Employee Savings/
Retirement Plan                               837,118 (1)                    7.13%
Barry C. Safrit, Trustee
Bassett, VA  24055

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue                             918,875 (2)                    7.83%
11th Floor
Santa Monica, CA  90401

Royce & Associates, Inc.
Royce Management Company                      751,262 (3)                    6.40%
1414 Avenue of the Americas
New York, NY  10019

-------------------
(1) In his capacity as Trustee, Barry C. Safrit, Vice President and Chief Financial Officer of the Company, has sole voting and dispositive power over these shares. Mr. Safrit disclaims beneficial ownership of these shares.

(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and other investment vehicles for which Dimensional serves as investment advisor or manager. Dimensional has sole investment and voting power with respect to all of these shares. Dimensional disclaims beneficial ownership of all such shares. The information provided is as of December 31, 2000.

(3) Royce & Associates, Inc. ("Royce"), a registered investment advisor, has sole voting and investment power with respect to 749,862 of these shares, which it holds on behalf of its clients, and Royce Management Company ("RMC"), a registered investment advisor, has sole voting and investment power with respect to 1,400 of these shares, which it holds on behalf of its clients. Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce and RMC. Mr. Royce disclaims beneficial ownership of the shares held by Royce and RMC.


         The following table sets forth, as of February 15, 2001, information as to the beneficial ownership of the Common Stock by all Directors and executive officers of the Company as a group and by the named Executive Officers who are not also nominees for Directors. Information with respect to the beneficial ownership of the Common Stock by the nominees for Directors is contained in the table under "Election of Directors."

                                        NUMBER OF SHARES
            NAME OF                      AND NATURE OF                PERCENT OF COMMON
       BENEFICIAL OWNER               BENEFICIAL OWNERSHIP            STOCK OUTSTANDING
-----------------------------         --------------------            -----------------
Directors and executive
officers as a group                      1,640,448 (2)(3)                  13.26%
(18 persons)

Barry C. Safrit                            838,198 (3)                      7.13%

Steven P. Rindskopf                         33,563 (4)                        (1)

Keith R. Sanders                             4,000                            (1)

Grover S. Elliott                           34,662 (4)                        (1)

----------------------------
(1)  Less than 1% of the outstanding Common Stock.

(2) Includes 636,750 shares subject to options held by Directors and executive officers that are currently exercisable or that are exercisable within 60 days.

(3) Includes 837,118 shares held by the Company's Employee Savings/Retirement Plan, for which Barry C. Safrit, Vice President of the Company, has sole voting and dispositive power in his capacity as Trustee. Mr. Safrit disclaims beneficial ownership of these shares.

(4) Includes shares subject to options that are currently exercisable or that are exercisable within 60 days as follows: Mr. Rindksopf 28,387 and Mr. Elliott 29,887.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide for nine Directors. At the meeting, nine Directors will be elected to serve, subject to the provisions of the Bylaws, until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the nine nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the nine nominees including such substitutes as shall be designated by the Board of Directors.

         The nine nominees for election as Directors are listed below. All of the nominees are currently members of the Board of Directors. All were elected to their current terms, which expire in 2001, at the Annual Meeting of Stockholders held on March 28, 2000, except David A. Stonecipher who was elected by the Board of Directors to fill the vacancy on the Board of Directors created by the resignation of Thomas E. Capps on January 16, 2001.


                                                                                                   PERCENT OF
NAME                                    OFFICES WITH THE COMPANY OR OTHER         SHARES OF          COMMON
AND                                  OCCUPATION DURING PAST FIVE YEARS AND      COMMON STOCK         STOCK
DIRECTOR SINCE                AGE                 DIRECTORSHIP                      OWNED         OUTSTANDING
---------------------         ---    -------------------------------------      ------------      -----------

Amy Woods Brinkley            45    President-Consumer Products,  BankAmerica     6,214  (2)           (1)
1998                                Corporation (a bank holding company).

Peter W. Brown, M.D.          58    Partner,  Virginia Surgical Associates of    10,990  (2)           (1)
1993                                Richmond (general surgery).

Willie D. Davis               66    President of All Pro  Broadcasting,  Inc.     7,872  (2)           (1)
1997                                (radio broadcasting). Director of
                                    K-Mart Corp., Johnson Controls, Wisconsin
                                    Energy, Sara Lee Corporation, MGM  Mirage,
                                    Dow Chemical, MGM, Inc., Strong Capital
                                    Fund.

Alan T. Dickson               69    Chairman  of the  Board  since  1994  and    11,578  (2)           (1)
1989                                President from 1964 to 1994 of Ruddick
                                    Corporation (diversified holding company).
                                    Director of Lance, Inc., BankAmerica
                                    Corporation and Sonoco Products Company.

Paul Fulton                   66    Chairman  of the  Board  of  the  Company   269,724  (2)         2.25%
1993                                since 1997;  Chief  Executive  Officer of
                                    the  Company  from 1997 to 2000;  Dean of
                                    the Kenan-Flagler  Business School of the
                                    University  of North  Carolina  at Chapel
                                    Hill  from  1994  to  1997.  Director  of
                                    Sonoco  Products   Company,   BankAmerica
                                    Corporation,   Cato  Corporation,   Coach
                                    Leather, Inc., and Lowe's Companies, Inc.

Howard H. Haworth             66    President,   Haworth   Group  since  1984     8,214  (2)           (1)
1997                                (personal and family  investment  group);
                                    Chief  Executive  Officer  from  1973  to
                                    1982 and  Chairman  and  Chief  Executive
                                    Officer  from  1982  to  1985  of  Drexel
                                    Heritage   Home   Furnishings;   Chairman
                                    Emeritus,  North  Carolina State Board of
                                    Education   since  1995;   Secretary   of
                                    Commerce  of the State of North  Carolina
                                    from 1985 to 1987.

Michael E. Murphy             64    Private   investor.   Vice  Chairman  and     9,684  (2)           (1)
1997                                Chief Administrative  Officer of Sara Lee
                                    Corporation  from 1994 to 1997.  Director
                                    of GATX Corporation,  Payless ShoeSource,
                                    Inc.,  True North  Communications,  Inc.,
                                    American General Corporation and Northern
                                     Funds.

Robert H. Spilman, Jr.        44    President and Chief Executive  Officer of   241,513  (2)         2.03%
1997                                the  Company  since 2000;  President  and
                                    Chief  Operating  Officer of the  Company
                                    since  1997;  Executive  Vice  President,
                                    Marketing and Merchandising 1993 to 1997.

David A. Stonecipher          59    Chairman  of the  Board  since  1998  and         0             - -
2001                                President  and  Chief  Executive  Officer
                                    since 1993 of Jefferson-Pilot Corporation
                                    and Jefferson-Pilot Insurance  Company;
                                    Chairman of American Council of Life
                                    Insurance since 1997.

------------------

(1)   Less than 1% of the outstanding Common Stock.

(2) Includes shares subject to options that are currently exercisable or exercisable within 60 days as follows: Amy Woods Brinkley 5,500; Peter W. Brown 7,500; Willie D. Davis 5,500; Alan T. Dickson 7,500; Paul Fulton 255,000; Howard H. Haworth 5,500; Michael E. Murphy 5,500; and Robert H. Spilman, Jr. 158,269.

(3) Includes 12,171 shares held by Mr. Spilman's wife, 21,892 shares held by his children and 13,962 shares held in trusts of which Mr. Spilman is the beneficiary.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors met five times during the 2000 fiscal year. Each Director attended at least 75% of the meetings of the Board of Directors and Committees on which such Director served. The Board of Directors' committees include an Audit Committee and an Organization, Compensation and Nominating Committee.

         The Audit Committee is composed of Ms. Brinkley and Messrs. Murphy and Dickson. Among other things, the Audit Committee monitors the performance of the independent auditors for the Company; recommends their engagement or dismissal to the Board of Directors; approves all audit and related fees; and reviews and evaluates audit activities. The Audit Committee met four times during the fiscal year.

         The Organization, Compensation and Nominating Committee is composed of Dr. Brown and Messrs. Davis, Haworth and, formerly, Capps. The Organization, Compensation and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to executive compensation; establishes, reviews and recommends changes to the organizational structure of the Company so as to utilize the management resources to best respond to the changing demands of the marketplace; reviews the individual performance of each Director in terms of overall contribution to the betterment of the Company, including meeting attendance and participation; reviews the composition of the Board; and recommends a slate of Directors for nomination to the Board. The Organization, Compensation and Nominating Committee met four times during the fiscal year.

         The Organization, Compensation and Nominating Committee will consider recommendations by stockholders as to nominees for Directors. Such recommendations should be submitted in writing addressed to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.


AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors (the "Audit Committee") is composed of three directors and operates under a written charter (Exhibit A) adopted by the Board of Directors on June 29, 1999, and annually reassessed and updated, as needed (most recently in June, 2000), in accordance with applicable rules of the Securities and Exchange Commission and Nasdaq. Each of the members of the Audit Committee is independent, as defined by Nasdaq.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's primary responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors.

         In this context, the Audit Committee has reviewed and discussed the Company's financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

         Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 25, 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended that Arthur Andersen LLP be retained as the Company's independent auditors for the fiscal year ending November 24, 2001.

         Audit Committee:

                  Michael E. Murphy, Chairman
                  Amy Woods Brinkley
                  Alan T. Dickson


ORGANIZATION, COMPENSATION AND NOMINATING COMMITTEE REPORT

         The Organization, Compensation and Nominating Committee of the Board of Directors (the "Committee") has assisted the Company in developing and implementing compensation policies and programs which seek to improve the profitability of the Company and to maximize stockholder value over time. To accomplish this, the directors who comprise the Committee have developed executive compensation policies that are consistent with, and directly linked to, the Company's business objectives. These business objectives represent a composite of factors that are considered important for the future success of the Company. These factors attempt to balance long and short-term performance, including the continued maintenance of a strong balance sheet, growth of pre-tax profitability and earnings per share, control of costs, market growth and diversification and other criteria which may be introduced over time as a result of changes in the household furniture environment. The members of the Committee deliberate on matters affecting executive compensation. The decisions are reviewed by the full Board, with the exception of decisions on stock or option awards which are made by the Committee to satisfy tax law requirements.

         The key principles which the Committee emphasizes in developing compensation programs affecting senior executives are:

         o Paying for performance that emphasizes corporate, business unit and individual achievement.

         o Motivating senior executives to the achievement of strategic and tactical business goals and objectives and rewarding outstanding achievement.

         o Linking the interests of senior executives with the long-term interests of the stockholders through ownership of the Common Stock.

         As the level of responsibility increases, an executive's compensation will be proportionately at greater risk, reflecting the rewards earned as a result of goal attainment. As responsibility increases, the compensation mix will rely increasingly on the value of stock awards.

         Section 162(m) of the Internal Revenue Code (the "Code") imposes a $1 million limit on the amount of annual compensation that can be deducted by the Company with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers. Performance-based compensation that meets certain requirements will not be subject to this deductibility limit. It is generally the Company's policy to seek to qualify the performance-based components of its compensation program for this exclusion from the Section 162(m) limitation as necessary to maximize the deductibility of executive compensation so long as doing so is consistent with the Committee's objectives for executive compensation.

         The four components of executive compensation are:

         Base Salary. The Committee has reviewed the base salaries of the named executive officers at similar-sized companies and at the companies included in the performance peer group shown on page 8. The base salaries of the Company's executive officers are generally in the low- to mid-range compared with the base salaries at those other companies. In recent years the base salaries have been kept at a relatively fixed level to reflect the general economic conditions of the industry and to keep fixed costs under control. Increases in base salary have generally been the result of increased responsibilities assumed by an executive officer to strive to increase profitability of the Company or a business unit in an increasingly competitive industry. The Committee and the Company emphasize rewards in the total compensation context (i.e., with greater emphasis on at-risk compensation), rather than appreciably increasing base salary.

         Annual Incentive Bonuses. Annual incentives are established for each executive in the form of a percentage of base salary. Bonus targets are based on performance criteria related to achievement of the Company's annual plans, such as profitability, earnings per share, market growth and returns on invested capital and equity, and bonus targets include, to a certain extent, individualized goals based on areas of responsibility. The bonuses paid to the Company's executive officers for the 2000 fiscal year generally ranged from 0% to 24% of the executives' maximum potential bonus amounts for the year. The determination of the amount of any bonus to be paid is made after the end of the year based on the degree to which the performance criteria have been met. At risk, performance-based bonus compensation averaged approximately 10% of total annual cash compensation for the executive officers named in the Summary Compensation Table, excluding Mr. Fulton, during the fiscal year ended November 25, 2000.

         Stock Option Grants. Grants of stock options to the Company's executives under the Company's stock option plans provide incentives to achieve the Company's long-term performance objectives. Because the value of stock options is entirely a function of the value of the Company's Common Stock, the Committee believes that this component of the Company's compensation package closely aligns the interests of executive officers and other key managers with those of the Company's stockholders. Whether a grant will be made to an executive officer, and if so in what amount, is determined by the Committee based on the Committee's subjective evaluation of the executive officer's potential contribution to the Company's future success, the level of incentive already provided by the number and terms of the executive officer's existing stock option holdings and the market price of the Company's Common Stock. Consistent with the Committee's compensation philosophy, all stock options awarded to executive officers and other key managers in fiscal year 2000 were granted with a three-year vesting requirement.

         Benefits. These programs are designed to provide protection against financial catastrophe that can result from illness, disability or death. Benefits offered to executive officers are similar to those offered to all employees, with certain variations to promote tax efficiency and the replacement of benefits lost due to regulatory limitations.

         Chief Executive Officer's 2000 Compensation. Effective March 28, 2000, Robert H. Spilman, Jr., President and Chief Operating Officer of the Company, assumed the additional responsibilities of Chief Executive Officer from Paul Fulton, who continues to serve as Chairman of the Company. The annualized base salary for the chief executive officer position during fiscal year 2000 was $300,000, which is unchanged since fiscal year 1998. The base salary component of Mr. Fulton's compensation for fiscal year 2000 was $166,667 compared to $300,000 in fiscal year 1999, which reflects the reduction in Mr. Fulton's responsibilities after March 28, 2000. The base salary component of Mr. Spilman's compensation for fiscal 2000 was $275,000 compared to $225,000 in fiscal year 1999, which reflects the corresponding increase in Mr. Spilman's responsibilities after March 28, 2000. Due to his reduction in responsibilities, Mr. Fulton no longer participates in the bonus program. Mr. Spilman's bonus, based on quantifiable, objective performance measures set at the beginning of the year (which related to net and operating income, earnings per share, total stockholder return compared to the Company's peer group, gross margin, return on invested capital, sales and retail stores), was approximately 4% of the maximum potential bonus amount for the year. Also, during the year, Mr. Fulton was granted 4,724 restricted shares (as part of the consideration to serve as Chairman of the Company) and 15,000 stock options, and Mr. Spilman was granted 76,668 stock options. The stock options were granted as part of the long term incentive program and contain three-year vesting requirements as discussed above.

         For fiscal year 2001, the Organization, Compensation and Nominating Committee has again established performance criteria designed to enhance stockholder value. These criteria are heavily weighted toward improved operating earnings and operating cash flow, consistent with financial objectives of the Company and representative of the success needed to ensure growth and profitability.

                                            Howard H. Haworth, Chairman
                                            Peter W. Brown
                                            Willie D. Davis
                                            Thomas E. Capps, former member

STOCKHOLDER RETURN PERFORMANCE GRAPH

         Presented below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Company's peer group for the period commencing December 1, 1995 and ending November 25, 2000, covering the Company's five fiscal years ended November 25, 2000. The Company's peer group consists of eight publicly traded companies: the Company, Bush Industries, Inc. Class A Common Stock, Chromcraft Revington Inc., Ethan Allen Interiors, Inc., Furniture Brands International, Inc., La-Z-Boy Incorporated, the Rowe Companies and Stanley Furniture Company, Inc., each of which is in the household furniture industry. This graph assumes that $100 was invested on December 1, 1995 in the Company's Common Stock, the S&P 500 Index and the peer group and that dividends were reinvested.


COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                                        FISCAL YEAR ENDING
                                      --------------------------------------------------------------------------------
COMPANY/INDEX/MARKET                  11/30/1995    11/29/1996    11/28/1997    11/27/1998    11/26/1999    11/24/2000
Bassett Furniture                       100.00        104.52        140.35        122.84         81.70          63.77
Customer Selected Stock List            100.00        126.00        202.87        225.65        229.78         180.57
S&P Composite                           100.00        127.87        164.33        203.21        245.67         235.30


         Media General Financial Services supplied the data for the Company, the S&P 500 Index and the Company's peer group.

EXECUTIVE COMPENSATION

         The table below shows the compensation paid or accrued by the Company for the three fiscal years ended November 25, 2000, to or for the account of the Chief Executive Officer and the Company's four other most highly compensated officers who were serving at the end of the fiscal year (collectively, the "named Executive Officers").

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------
                                                                                     LONG TERM
                                                  ANNUAL COMPENSATION              COMPENSATION
----------------------------------------------------------------------------------------------------------------
                                                                              RESTRICTED SECURITIES   ALL OTHER
                                                                OTHER ANNUAL    STOCK    UNDERLYING    COMPEN-
 NAME AND                         FISCAL     SALARY    BONUS    COMPENSATION   AWARD(S)   OPTIONS      SATION
 PRINCIPAL POSITION               YEAR       ($)(1)    ($)(2)      ($)(3)        ($)       (#SH)        ($)(4)
----------------------------------------------------------------------------------------------------------------
 Robert H. Spilman, Jr.             2000    275,000    16,459        --           0        76,668       28,995
    Chief Executive Officer,        1999    225,000    89,944        --           0           0         27,615
    President, and Chief            1998    210,000   108,360        --           0        40,000       16,371
    Operating Officer
----------------------------------------------------------------------------------------------------------------
 Paul Fulton                        2000    166,667      0           --        75,000 (5)  15,000        4,140
  Chairman of the Board and         1999    300,000    97,518        --           0           0          5,175
  formerly Chief Executive          1998    300,000   241,125        --           0           0          1,725
  Officer
----------------------------------------------------------------------------------------------------------------
 Barry C. Safrit                    2000    125,000    10,781        --           0           0          3,613
  Vice President and                1999    110,000    33,344        --           0        10,000        2,530
  Chief Financial Officer           1998     13,297     N/A          --           0        15,000          0
 ----------------------------------------------------------------------------------------------------------------
 Keith R. Sanders                   2000    178,000      0           --           0           0          4,357
  Executive Vice President -        1999    147,500    22,523        --           0        40,000        3,074
  Operations                        1998     32,817    10,718        --           0        15,000         632
 ----------------------------------------------------------------------------------------------------------------
 Steven P. Rindskopf                2000    140,000    21,359        --           0        15,484        4,151
   Vice President -                 1999    135,000    40,922        --           0         8,000        3,844
 Administration                     1998    125,000    32,625        --        58,695 (5)  23,225          0
     and Human Resources
 ----------------------------------------------------------------------------------------------------------------
 Grover S. Elliott                  2000    134,000    41,607        - -          0        15,484        3,555
     Vice President - Finance and   1999    129,000    20,966        - -          0           0          3,706
     Investor Relations             1998    125,000    32,150        - -       58,695 (5)  23,225        1,198
 ----------------------------------------------------------------------------------------------------------------


----------------

(1) The salaries shown above include deferred compensation for each named Executive Officer under the Section 401(k) qualified, defined contribution Employee Savings/Retirement Plan.

(2) Under the Company's incentive bonus program, executives are paid cash awards, which are directly related to predetermined performance goals and attainment of Company objectives, including, to a certain extent, individualized goals based on areas of responsibility. Awards are made annually following the completion of the fiscal year.

(3) No named Executive Officer has received personal benefits during the listed years in excess of the lesser of $50,000 or 10% of annual salary and bonus.

(4) Includes amounts accrued under a deferred compensation agreement with one of the named Executive Officers and Company matching contributions under the Company's Employee Savings/Retirement Plan. During the 2000 fiscal year, the amount accrued under the deferred compensation agreement with Mr. Spilman was $20,715.

(5) Amount represents the dollar value of shares of restricted stock issued to the named Executive Officers as of the date of the award. On November 25, 2000, Mr. Rindskopf and Mr. Elliott each held 4,775 shares of restricted stock with a value equal to $56,106 based on a closing price of the Common Stock of $11.75 on the most recent trading day preceding November 25, 2000. The shares are subject to a restriction on sale until November 7, 2002 and are subject to forfeiture in the event the holder's employment terminates by reason other than death, disability or retirement prior to November 7, 2002. On November 25, 2000, Mr. Fulton held 4,724 shares of restricted stock with a value equal to $55,507 based on a closing price of the Common Stock of $11.75 on the most recent trading day preceding November 25, 2000. The shares are subject to a restriction on sale until March 28, 2001 and are subject to forfeiture in the event the holder's employment terminates by reason other than death, disability or retirement prior to March 28, 2001. Dividends will be paid with respect to the restricted shares.

         The table below shows the individual grants to the named Executive Officers of stock options during the fiscal year ended November 25, 2000.

                    OPTION/SAR GRANTS IN THE 2000 FISCAL YEAR


-------------------------------------------------------------------------------------------------------------------------
                                NUMBER OF        % OF TOTAL
                               SECURITIES       OPTIONS/SARS
                               UNDERLYING        GRANTED TO                                                GRANT DATE
NAME                          OPTIONS/SARS       EMPLOYEES      EXERCISE OR BASE       EXPIRATION           PRESENT
                              GRANTED (#SH)    IN FISCAL YEAR     PRICE ($/SH)            DATE            VALUE ($)(1)
------------------------------------------------------------------------------------------------------------------------
Robert H. Spilman, Jr.        76,668(2)             15%              14.875            1/17/2010            291,813
------------------------------------------------------------------------------------------------------------------------
Paul Fulton                   15,000(2)              3%              14.875            1/17/2010             57,093
------------------------------------------------------------------------------------------------------------------------
Barry C. Safrit                   0                 N/A               N/A                 N/A                 N/A
------------------------------------------------------------------------------------------------------------------------
Steven P. Rindskopf           15,484(2)              3%              14.875            1/17/2010             58,935
------------------------------------------------------------------------------------------------------------------------
Keith R. Sanders                  0                 N/A               N/A                 N/A                 N/A
------------------------------------------------------------------------------------------------------------------------
Grover S. Elliott             15,484(2)              3%              14.875            1/17/2010             58,935
------------------------------------------------------------------------------------------------------------------------

-------------------

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on arbitrary assumptions as follows: options to be exercised in five years, stock price volatility at 0.36, annual dividend yield of 5.8% and a risk-free interest rate of 6.64%. No downward adjustments are made to the resulting grant-date option values to account for potential forfeitures or non-transferability of the options. The actual value of the options depends upon the actual performance of the Company's Common Stock during the applicable period.

(2) These options were granted pursuant to the Company's 1998 Employee Stock Plan, and will become exercisable three years from the date of grant and have an exercise price equal to the market price of the Company's Common Stock on the date of grant. The exercisability of the options is subject to acceleration in the discretion of the Organization, Compensation and Nominating Committee and upon the occurrence of a change in control.

       The table below shows, on an aggregated basis, the exercise of stock options during the fiscal year ended November 25, 2000 by each named Executive Officer and the 2000 fiscal year-end value of unexercised in-the-money stock options.

             AGGREGATED OPTION/SAR EXERCISES IN THE 2000 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

--------------------------------------------------------------------------------------------------------------------------
                               SHARES                      NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED  IN-THE-
                            ACQUIRED ON                       UNEXERCISED OPTIONS/SARS AT     MONEY OPTIONS/SARS AT FY-END
NAME                         EXERCISE      VALUE REALIZED          FY-END (#SH)(1)                      ($)(1)(2)
                              (#SH)             ($)           EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
Robert H. Spilman, Jr.            0              0                158,269/51,112                     0/0
--------------------------------------------------------------------------------------------------------------------------
Paul Fulton                       0              0                255,000/10,000                     0/0
--------------------------------------------------------------------------------------------------------------------------
Barry C. Safrit                   0              0                   0/25,000                        - /0
--------------------------------------------------------------------------------------------------------------------------
Steven P. Rindskopf               0              0                28,387/18,322                      0/0
--------------------------------------------------------------------------------------------------------------------------
Keith R. Sanders                  0              0                   0/55,000                        - /0
--------------------------------------------------------------------------------------------------------------------------
Grover S. Elliott                 0              0                29,887/10,332                      0/0
--------------------------------------------------------------------------------------------------------------------------

-------------------

(1) No SARs were exercised in 2000 and there were no SARs outstanding at the 2000 fiscal year-end.

(2) Represents the difference between the fair market value of the Company's Common Stock and the exercise price at the 2000 fiscal year-end.


SUPPLEMENTAL RETIREMENT INCOME PLAN

       The Company has a Supplemental Retirement Income Plan (the "Supplemental Plan") that covers certain senior executives to promote their long service and dedication and to provide an additional retirement benefit. Upon retirement, the Supplemental Plan provides for lifetime monthly payments in an amount equal to 65% of the participant's final average compensation as defined in the Supplemental Plan, which amount is reduced by (i) 50% of old age social security benefits, (ii) the benefit that would be payable on a life annuity basis from Company contributions to the Employee Savings/Retirement Plan based on a formula using maximum employee contributions, and (iii) the benefit that would be payable on a life annuity basis from funds the Company contributed to a Defined Benefit Plan that was terminated in 1977. There is no provision under the Supplemental Plan for a disability benefit if a participant's employment is terminated prior to age 65 due to disability; however, the participant, notwithstanding the termination of employment, will continue to be covered by the Supplemental Plan. The death benefit is divided into (a) prior to retirement death, which pays the beneficiary 50% of final average compensation for a period of 120 months, and (b) post-retirement death, which pays the beneficiary 200% of final average compensation in a single payment. There are no benefits payable as a result of a termination of employment for any reason other than death or retirement. The Supplemental Plan contains a change of control provision which provides for the immediate vesting and payment of the retirement benefit under the Supplemental Plan in the event of an employment termination resulting from a change of control. The executives covered under this Supplemental Plan have waived participation in the Company's group life insurance program.

     Assuming no change in the rate of compensation for Robert H. Spilman, Jr., after November 25, 2000, it is projected that the benefit that would otherwise have been payable on retirement at age 65 to Mr. Spilman will be fully offset by the benefits calculated (using the aforementioned formula) to be payable from Company contributions to the Employee Savings/Retirement Plan. Mr. Spilman is the only named Executive Officer participating in the Supplemental Plan.

DEFERRED COMPENSATION AGREEMENT

     Robert H. Spilman, Jr. has entered into a Deferred Compensation Agreement with the Company pursuant to the Executive Deferred Compensation Plan. Under that agreement, Mr. Spilman deferred a portion of his compensation over a four-year period. Upon Mr. Spilman's retirement, death or disability, he would be entitled to the following annual payments for a fifteen year period: upon his retirement, $108,125.20; upon his death, $14,776.40; and upon his disability, $8,200.00.


DIRECTOR COMPENSATION

       Directors who are also employees of the Company receive no additional compensation for serving as directors. Directors who are not employees of the Company receive an annual retainer fee of $20,000. Chairpersons of the Board of Directors' standing committees receive an additional fee of $1,000 per Board meeting.

       Under the Company's 1993 Stock Plan for Non-Employee Directors (the "Director Plan"), each Director who is not a regular employee of the Company automatically receives an option to purchase 2,500 shares of Common Stock upon his or her initial election to the Board of Directors and on each April 1 thereafter automatically receives an option to purchase 1,000 shares of Common Stock. All such options have an exercise price equal to the market price of the Common Stock on the date of grant and are subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions. An option granted under the Director Plan is not exercisable unless the optionee remains available to serve as a Director of the Company for six months after the date of grant. An optionee's rights under all outstanding options will terminate three years after his termination as a Director, unless the termination is because of death or disability, in which case the options will be exercisable for one year after such termination. Unless earlier terminated, all options granted under the Director Plan expire ten years from the date of grant.

       In addition, the Director Plan provides that on April 1 of each year, each eligible Director will receive one-half of his or her annual retainer fee in the form of a Common Stock award. In addition, each eligible Director may elect to receive all or part of the remaining portion of his or her annual retainer fee on October 1 in the form of a Common Stock award. Such election must specify the percentage of the Director's remaining annual retainer fee that is to be paid in Common Stock and must be made in writing no later than September 1, of the year for which the election is made. The total number of shares of Common Stock to be issued pursuant to a stock award is determined by dividing the amount of the Director's compensation that is to be paid in Common Stock by the fair market value of a share of the Common Stock on the date the award is made.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Executive officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 25, 2000, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial stockholders were complied with.

                                 PROPOSAL NO. 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

       Upon the recommendation and approval of the Audit Committee, the Board of Directors has approved the selection of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 24, 2001. This selection is being presented to the stockholders for their ratification at the Annual Meeting of Stockholders. The firm of Arthur Andersen LLP is considered well qualified. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

       Audit Fees. The Company paid Arthur Andersen LLP $271,000 in aggregate fees for the 2000 annual audit and for review of the Company's financial statements included in its Form 10-Qs for the 2000 fiscal year.

       Financial Information Systems Design and Implementation Fees. The Company paid Arthur Andersen LLP $571,000 in aggregate fees for certain types of information technology services for the 2000 fiscal year, including consulting services related to the Company's implementation of an enterprise wide software system, particularly in the sales order processing and upholstery manufacturing modules, and additional consulting services related to the Company's overall strategic information technology direction.

       All Other Fees. The Company paid Arthur Andersen LLP $277,000 for all other services, including tax compliance, tax consultation and the audit of the Company's employee benefit plan for the 2000 fiscal year.

         The Audit Committee considered whether, and determined that, the auditors' provision of information technology services and other non-audit services was compatible with maintaining the auditor's independence.

       The Board of Directors recommends a vote FOR the ratification of the selection of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 24, 2001, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT

       Any proposal that a stockholder intends to present for action at the 2002 Annual Meeting of Stockholders, currently scheduled for March 26, 2002, must be received by the Company no later than October 29, 2001, in order for the proposal to be included in the proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Such proposals should be sent to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

OTHER STOCKHOLDER PROPOSALS AND NOMINATIONS

       The Company's Bylaws prescribe the procedures that a stockholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company's proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a stockholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company's Bylaws, a copy of which may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

       A stockholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder's notice must be received not later than December 28, 2001 for nominations to be made at the 2002 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

       A stockholder who desires to bring any other business before an annual meeting (other than matters that have been included in the Company's proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder's notice must be received not later than October 19, 2001 for business to be acted upon at the 2002 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the meeting.

       With respect to stockholder proposals not included in the Company's proxy statement for the 2002 Annual Meeting, the persons named in the Board of Directors' proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals received by the Company after October 19, 2001.

       COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 25, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JAY R. HERVEY, SECRETARY, BASSETT FURNITURE INDUSTRIES, INCORPORATED, POST OFFICE BOX 626, BASSETT, VIRGINIA 24055.

                                                                       EXHIBIT A

                       Bassett Furniture Industries, Inc.
                             Audit Committee Charter

I.   Statement of Purpose

     i. The Audit Committee ("Committee") of the Board of Directors ("Board") is established to provide oversight of management to ensure internal controls for compliance with laws and regulations and internal controls over operations are in place and to assess the effectiveness of the system of internal controls.

     ii. The Committee reviews and evaluates matters related to the independence of the independent accountant and internal auditors.

     iii. The Committee reviews management's plans for engaging the independent accountant to perform management consulting services considering the types of services and independence.

II.  Organization

     i. The Committee shall be composed of no fewer than three directors who are independent of the management of Bassett Furniture Industries, Inc. and its subsidiaries and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

     ii. At least one member of the Committee shall have expertise in audit committee responsibilities, activities and reporting requirements.

     iii. The Committee shall hold a minimum of three (3) meetings annually and shall have available adequate staff support and resources to discharge its responsibilities,

     iv. The Committee is responsible to the Board and the Committee Chairperson will report to the Board on the Committee's activities after each Committee meeting.

III. Authority

     i. The Committee is empowered to have access to all records, personnel and physical properties for the accomplishment of its purpose.

     ii. The Chairperson of the Committee has authority to call Committee meetings, to preside at such meetings and to make assignments to Committee members.

     iii. The Committee has the authority to recommend to the Board of Directors the appointment of independent public accountants.

     iv. The Committee has the authority to investigate any matter brought to its attention within the scope of its duties.

     v. The Committee has the authority to retain independent legal counsel at its discretion without permission of the Board of Directors or management.

     vi. Any other authority the Committee or Chairperson shall have shall be expressly granted by the Board of Directors.

IV.  Scope of Activities

     i. The Committee shall recommend annually to the Board of Directors the retention of independent public accountants, shall supervise the work of such accountants and shall receive the report of the accountants. This will include the review of audit adjustments recommended, the adequacy of internal controls and management's response to identified material inadequacies and reportable conditions.

     ii. The Committee shall supervise the internal audit function by approving the annual internal audit plan, reviewing the basis for audit risk assessment, receiving internal audit reports, evaluating findings and recommendations to management, reviewing the status toward completion of the internal audit plan, if the Company decides to outsource the internal audit function, approve the selection of independent internal auditors and reporting results of internal audit engagements to the Board of Directors.

     iii. The Committee shall provide oversight with respect to independent public accountants and internal auditors.

     iv. The Committee shall approve the scope of audits performed by the independent public accountants and review the scope of management consulting services performed by the independent public accountants to ensure that no conflicts arise which may jeopardize their independence.

     v. The Committee shall review with the independent public accountant the scope of the annual audit, significant accounting policies of the Company and audit conclusions regarding significant accounting estimates.

     vi. The Committee, working with the independent public accountants, shall annually review the reported assets, liabilities, income and expenses of the Company.

     vii. The Committee shall review with management, the internal auditors and independent public accountants the basis for reports filed with the Securities and Exchange Commission, including, but not limited to, Form 10-K. The Committee will formally review the content and conclusions of each report for accuracy and timeliness of filing.

     viii. The Committee will evaluate findings and recommendations of independent public accounts and internal auditors and make recommendations as warranted to the Board of Directors.

     ix. The Committee will review the system of internal control on a continuous basis to ascertain the adequacy and effectiveness of internal controls and safeguarding of assets.

     x. The Committee will review in detail the reports of examination issued by federal and state regulatory agencies as well as management's responses thereto and will follow-up to ensure compliance as necessary.

     xi. The Committee will review and monitor with the independent auditors, internal auditors and the Company's legal affairs personnel, policies established to prohibit unethical, questionable or illegal activities by those associated with the Company and to ensure regulatory, environmental, product quality, integrity, specification and employment practices compliance.

     xii. The Committee will use its best efforts to keep current on developments in the home furnishings industry, accounting pronouncements by the Financial Accounting Standards Board, regulations implemented by federal and state regulatory agencies, and other entities which may impact areas under Audit Committee oversight in order to plan for and ensure compliance.

     xiii. The Committee must respond in an expeditious manner and with diligence when matters relating to significant accounting and auditing problems and discoveries, to any inadequate disclosures, to major financial reporting fluctuations, to unusual losses or potential losses and to significant deviations from peer financial performance are brought to the Committee's attention and to keep the Board of Directors fully informed.


V. The Committee will not infringe on areas properly belonging to management in the normal operations of the Company.

PROXY               BASSETT FURNITURE INDUSTRIES, INCORPORATED

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                   ANNUAL MEETING TO BE HELD ON MARCH 27, 2001

         The undersigned hereby appoints Jay R. Hervey and Barry C. Safrit, each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $5.00 par value Common Stock of the undersigned in Bassett Furniture Industries, Incorporated at the Annual Meeting of Shareholders of the Company to be held on March 27, 2001, and at any adjournments thereof.

         THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, AND FOR THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ON ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS: Nominees are Amy Woods Brinkley, Peter W. Brown, M.D., Willie D. Davis, Alan T. Dickson, Paul Fulton, Howard H. Haworth, Michael E. Murphy, Robert H. Spilman, Jr. and David A. Stonecipher.

[ ] FOR all listed nominees (except do not vote for     [ ] WITHHOLD AUTHORITY to vote for all the
nominee(s) whose name(s) I have written below)          nominees listed above

2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP as the Company's independent public accountants for the fiscal year ending November 24, 2001.

              [ ] FOR                [ ] AGAINST                    [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto.

Dated: ______________________________, 2001

PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH.

Please mark, sign, date and return the proxy card using the enclosed envelope.



                                       1